EXHIBIT 99.2

WESTERN GAS PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2015, 2014 and 2013	5

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015	8

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	9

INTRODUCTION

The unaudited pro forma condensed consolidated financial statements present the impact to the results of operations and financial position of Western Gas Partners, LP attributable to the acquisition on March 14, 2016, of Anadarko Petroleum Corporation’s interest in Springfield Pipeline LLC (“Springfield”). Springfield owns a 50.1% interest in the “Springfield system,” which consists of oil and gas gathering systems and related facilities. Springfield’s financial statements present Springfield’s 50.1% share of the Springfield system’s assets, liabilities, revenues and expenses.
The “Partnership” refers to Western Gas Partners, LP and its subsidiaries. The Partnership’s general partner, Western Gas Holdings, LLC (the “general partner”), is owned by Western Gas Equity Partners, LP (“WGP”). Western Gas Equity Holdings, LLC is WGP’s general partner and is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its subsidiaries, excluding the Partnership and the general partner, and “affiliates” refers to subsidiaries of Anadarko, excluding the Partnership, but including equity interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC, Rendezvous Gas Services, LLC, Enterprise EF78 LLC, Texas Express Pipeline LLC, Texas Express Gathering LLC and Front Range Pipeline LLC.
References to “Partnership assets” refer to the assets owned and interests accounted for under the equity method by the Partnership as of December 31, 2015. The Partnership’s acquisition of Springfield from Anadarko is considered a transfer of net assets between entities under common control and recorded at Anadarko’s historic carrying value. After an acquisition of assets from Anadarko, the Partnership may be required to recast its financial statements to include the activities of such assets from the date of common control.
The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s 2015 Form 10-K, and the historical financial statements of Springfield, as presented in Exhibit 99.1 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013, have been prepared as if the acquisition of Springfield occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Springfield occurred on December 31, 2015. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2—Pro Forma Adjustments.
The audited historical financial information of Springfield and the Partnership included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the audited historical financial statements of Springfield as set forth in Exhibit 99.1 of this Current Report on Form 8-K/A, the Partnership’s audited historical consolidated financial statements as set forth in its 2015 Form 10-K, as filed with the U.S. Securities and Exchange Commission on February 25, 2016, and the related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with those historical financial statements and the related notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates. The actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management believes that the applied estimates and assumptions provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management believes that the pro forma adjustments are factually supportable and appropriately represent the expected impact of items that are directly attributable to the transfer of Springfield to the Partnership.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the acquisition of Springfield on March 14, 2016, including the following significant transactions:

•	the Partnership’s $247.5 million of borrowings under its revolving credit facility (“RCF”) to fund a portion of the cash consideration paid for the acquisition of Springfield;

•
the Partnership’s issuance of 14,030,611 Series A Preferred units to private investors and receipt of related proceeds to fund a portion of the cash consideration paid for the acquisition of Springfield;

•	the Partnership’s issuance of 835,841 common units to WGP and receipt of related proceeds to fund a portion of the cash consideration paid for the acquisition of Springfield;

•	the Partnership’s issuance of 1,253,761 common units to Anadarko in connection with the acquisition of Springfield; and

•	Anadarko’s contribution of Springfield to the Partnership.

In April 2016, the Partnership issued additional Series A Preferred units pursuant to the full exercise of an option granted in connection with the initial issuance, the proceeds from which were used to repay a portion of the outstanding borrowings under the RCF. This additional issuance is not reflected as a pro forma adjustment as it is not directly attributable to the Partnership’s acquisition of Springfield.

From and after the closing of the acquisition of Springfield and related transactions, Springfield and the Partnership, as applicable, will be subject to the terms and conditions of various new and existing agreements, including the following:

•
the contribution agreement by which the Partnership acquired Springfield, pursuant to which Anadarko agreed to indemnify the Partnership against certain losses resulting from any breach of Anadarko’s representations, warranties, covenants or agreements, and for certain other matters;

•
the Convertible Preferred Unit Purchase Agreement, pursuant to which the Partnership issued and sold in a private placement an aggregate of 14,030,611 Series A Preferred units representing limited partner interests in the Partnership, with an option to sell up to an additional 7,892,220 Series A Preferred units;

•
the Registration Rights Agreement with the Series A Preferred unit purchasers relating to the registered resale of the common units representing limited partner interests in the Partnership issuable upon conversion of the Series A Preferred units;

•	the Common Unit Purchase Agreement, pursuant to which the Partnership issued and sold WES common units to WGP;

•
the Board Observation Agreement with the Series A Preferred unit purchasers relating to the purchasers’ right to appoint a person to act as an observer with respect to the Board of Directors of the general partner under certain, limited circumstances;

INTRODUCTION (CONTINUED)

•	the Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, establishing the terms of the Series A Preferred units;

•
a tax sharing agreement pursuant to which the Partnership will reimburse Anadarko for the Partnership’s estimated share of Texas margin tax borne by Anadarko as a result of the financial results of Springfield being included in a combined or consolidated tax return filed by Anadarko with respect to activity subsequent to March 1, 2016; and

•	other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired Springfield on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Springfield Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$581,644	$190,717	$—		$772,361
Natural gas, natural gas liquids and drip condensate sales	447,106	—	—		447,106
Other	1,172	66	(66)	(a)	1,172
Total revenues and other – affiliates	1,029,922	190,783	(66)		1,220,639
Revenues and other – third parties
Gathering, processing and transportation	356,477	—	—		356,477
Natural gas, natural gas liquids and drip condensate sales	170,843	—	—		170,843
Other	4,130	(17)	—		4,113
Total revenues and other – third parties	531,450	(17)	—		531,433
Total revenues and other	1,561,372	190,766	(66)		1,752,072
Equity income, net (1)	71,251	—	—		71,251
Operating expenses
Cost of product (2)	528,435	—	(66)	(a)	528,369
Operation and maintenance (2)	296,774	35,198	—		331,972
General and administrative (2)	38,108	3,211	—		41,319
Property and other taxes	30,533	2,755	—		33,288
Depreciation and amortization	244,163	28,448	—		272,611
Impairments	514,096	1,362	—		515,458
Total operating expenses	1,652,109	70,974	(66)		1,723,017
Gain (loss) on divestiture and other, net	57,020	4	—		57,024
Operating income (loss)	37,534	119,796	—		157,330
Interest income – affiliates	16,900	—	—		16,900
Interest expense (3)	(113,872)	—	(3,812)	(c)	(117,684)
Other income (expense), net	(619)	—	—		(619)
Income (loss) before income taxes	(60,057)	119,796	(3,812)		55,927
Income tax (benefit) expense	3,380	42,152	(42,673)	(b)	2,859
Net income (loss)	(63,437)	77,644	38,861		53,068
Net income attributable to noncontrolling interest	10,101	—	—		10,101
Net income (loss) attributable to Western Gas Partners, LP	$(73,538)	$77,644	$38,861		$42,967
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$(73,538)				$42,967
Pre-acquisition net (income) loss allocated to Anadarko	(1,742)				(1,742)
Series A Preferred units interest in net (income) loss (4)	—				(38,164)
General partner interest in net (income) loss (4)	(180,996)				(185,057)
Common and Class C limited partners’ interest in net income (loss) (4)	(256,276)				(181,996)
Net income (loss) per common unit – basic and diluted (5)	$(1.95)				$(1.40)

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “Partnership Historical” column, cost of product includes product purchases from Anadarko of $167.4 million, operation and maintenance includes charges from Anadarko of $67.1 million, and general and administrative includes charges from Anadarko of $30.7 million for the year ended December 31, 2015. As it relates to the “Springfield Historical” column, operation and maintenance includes charges from Anadarko of $9.9 million and general and administrative expense includes charges from Anadarko of $3.2 million for the year ended December 31, 2015.

(3)	As it relates to the “Partnership Historical” column, includes affiliate interest expense of $14.4 million for the year ended December 31, 2015.

(4)	Represents net income (loss) earned on and subsequent to the date of acquisition of the Partnership assets.

(5)	See Note 3 for the calculation of net income (loss) per common unit.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Springfield Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$467,540	$148,367	$—		$615,907
Natural gas, natural gas liquids and drip condensate sales	581,317	1,672	—		582,989
Other	5,078	67	(67)	(a)	5,078
Total revenues and other – affiliates	1,053,935	150,106	(67)		1,203,974
Revenues and other – third parties
Gathering, processing and transportation	277,605	522	—		278,127
Natural gas, natural gas liquids and drip condensate sales	42,916	—	—		42,916
Other	8,412	(52)	—		8,360
Total revenues and other – third parties	328,933	470	—		329,403
Total revenues and other	1,382,868	150,576	(67)		1,533,377
Equity income, net (1)	57,836	—	—		57,836
Operating expenses
Cost of product (2)	454,445	4,001	(67)	(a)	458,379
Operation and maintenance (2)	255,844	37,866	—		293,710
General and administrative (2)	36,223	2,338	—		38,561
Property and other taxes	26,066	2,823	—		28,889
Depreciation and amortization	186,514	25,295	—		211,809
Impairments	3,084	2,041	—		5,125
Total operating expenses	962,176	74,364	(67)		1,036,473
Gain (loss) on divestiture and other, net	—	(9)	—		(9)
Operating income (loss)	478,528	76,203	—		554,731
Interest income – affiliates	16,900	—	—		16,900
Interest expense	(76,766)	—	(3,614)	(c)	(80,380)
Other income (expense), net	864	—	—		864
Income (loss) before income taxes	419,526	76,203	(3,614)		492,115
Income tax (benefit) expense	11,659	27,402	(35,247)	(b)	3,814
Net income (loss)	407,867	48,801	31,633		488,301
Net income attributable to noncontrolling interest	14,025	—	—		14,025
Net income (loss) attributable to Western Gas Partners, LP	$393,842	$48,801	$31,633		$474,276
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$393,842				$474,276
Pre-acquisition net (income) loss allocated to Anadarko	(16,353)				(16,353)
Series A Preferred units interest in net (income) loss (3)	—				(49,173)
General partner interest in net (income) loss (3)	(120,980)				(123,559)
Common and Class C limited partners’ interest in net income (loss) (3)	256,509				285,191
Net income (loss) per common unit – basic (4)	$2.13				$2.32
Net income (loss) per common unit – diluted (4)	2.12				2.32

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “Partnership Historical” column, cost of product includes product purchases from Anadarko of $127.9 million, operation and maintenance includes charges from Anadarko of $62.3 million, and general and administrative includes charges from Anadarko of $29.0 million for the year ended December 31, 2014. As it relates to the “Springfield Historical” column, cost of product includes product purchases from Anadarko of $0.1 million, operation and maintenance includes charges from Anadarko of $9.1 million and general and administrative expense includes charges from Anadarko of $2.3 million for the year ended December 31, 2014.

(3)	Represents net income (loss) earned on and subsequent to the date of acquisition of the Partnership assets.

(4)	See Note 3 for the calculation of net income (loss) per common unit.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013
(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Springfield Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$340,116	$109,156	$—		$449,272
Natural gas, natural gas liquids and drip condensate sales	502,219	—	—		502,219
Other	1,868	4,622	(69)	(a)	6,421
Total revenues and other – affiliates	844,203	113,778	(69)		957,912
Revenues and other – third parties
Gathering, processing and transportation	190,877	936	—		191,813
Natural gas, natural gas liquids and drip condensate sales	46,289	—	—		46,289
Other	4,113	(67)	—		4,046
Total revenues and other – third parties	241,279	869	—		242,148
Total revenues and other	1,085,482	114,647	(69)		1,200,060
Equity income, net (1)	22,948	—	—		22,948
Operating expenses
Cost of product (2)	373,171	4,524	(69)	(a)	377,626
Operation and maintenance (2)	201,759	34,212	—		235,971
General and administrative (2)	31,353	3,413	—		34,766
Property and other taxes	23,806	2,437	—		26,243
Depreciation and amortization	149,815	23,048	—		172,863
Impairments	1,267	48,653	—		49,920
Total operating expenses	781,171	116,287	(69)		897,389
Operating income (loss)	327,259	(1,640)	—		325,619
Interest income – affiliates	16,900	—	—		16,900
Interest expense	(51,797)	—	(4,118)	(c)	(55,915)
Other income (expense), net	1,837	—	—		1,837
Income (loss) before income taxes	294,199	(1,640)	(4,118)		288,441
Income tax (benefit) expense	4,660	(345)	(4,285)	(b)	30
Net income (loss)	289,539	(1,295)	167		288,411
Net income attributable to noncontrolling interest	10,816	—	—		10,816
Net income (loss) attributable to Western Gas Partners, LP	$278,723	$(1,295)	$167		$277,595
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$278,723				$277,595
Pre-acquisition net (income) loss allocated to Anadarko	(8,224)				(8,224)
Series A Preferred units interest in net (income) loss (3)	—				(48,899)
General partner interest in net (income) loss (3)	(69,633)				(69,916)
Common and Class C limited partners’ interest in net income (loss) (3)	200,866				150,556
Net income (loss) per common unit – basic and diluted (4)	$1.83				$1.34

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “Partnership Historical” column, cost of product includes product purchases from Anadarko of $136.6 million, operation and maintenance includes charges from Anadarko of $59.7 million, and general and administrative includes charges from Anadarko of $25.0 million for the year ended December 31, 2013. As it relates to the “Springfield Historical” column, cost of product includes product purchases from Anadarko of $0.2 million, operation and maintenance includes charges from Anadarko of $7.6 million and general and administrative expense includes charges from Anadarko of $3.4 million for the year ended December 31, 2013.

(3)	Represents net income (loss) earned on and subsequent to the date of acquisition of the Partnership assets.

(4)	See Note 3 for the calculation of net income (loss) per common unit.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2015
(UNAUDITED)

thousands except number of units	Partnership Historical	Springfield Historical	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$98,033	$—	$247,500	(d)	$98,033
			465,000	(e)
			(712,500)	(e)
Accounts receivable, net (1)	180,993	12,336	—		193,329
Other current assets	7,855	—	—		7,855
Total current assets	286,881	12,336	—		299,217
Note receivable – Anadarko	260,000	—	—		260,000
Property, plant and equipment
Cost	5,904,637	652,141	—		6,556,778
Less accumulated depreciation	1,614,663	83,336	—		1,697,999
Net property, plant and equipment	4,289,974	568,805	—		4,858,779
Goodwill	389,686	29,500	—		419,186
Other intangible assets	832,127	—	—		832,127
Equity investments	618,887	—	—		618,887
Other assets	29,707	—	—		29,707
Total assets	$6,707,262	$610,641	$—		$7,317,903
LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and imbalance payables	$64,606	$34,055	$—		$98,661
Accrued ad valorem taxes	17,808	—	—		17,808
Accrued liabilities	116,818	2,201	—		119,019
Total current liabilities	199,232	36,256	—		235,488
Long-term debt	2,707,357	—	247,500	(d)	2,954,857
Deferred income taxes	5,963	133,741	(130,965)	(b)	8,739
Asset retirement obligations and other	118,606	10,046	—		128,652
Deferred purchase price obligation – Anadarko	188,674	—	—		188,674
Total long-term liabilities	3,020,600	143,787	116,535		3,280,922
Total liabilities	3,219,832	180,043	116,535		3,516,410
Equity and partners’ capital
Series A Preferred units	—	—	440,000	(e)	440,000
Common units	2,588,991	—	25,000	(e)	2,451,184
			(162,807)	(e)
Class C units	710,891	—	—		710,891
General partner units	120,164	—	—		120,164
Net investment by Anadarko	—	430,598	130,965	(b)	11,870
			(549,693)	(e)
Total partners’ capital	3,420,046	430,598	(116,535)		3,734,109
Noncontrolling interest	67,384	—	—		67,384
Total equity and partners’ capital	3,487,430	430,598	(116,535)		3,801,493
Total liabilities, equity and partners’ capital	$6,707,262	$610,641	$—		$7,317,903

(1)	As it relates to the “Partnership Historical” column, accounts receivable, net includes amounts receivable from affiliates of $42.7 million as of December 31, 2015.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of the Partnership and the audited historical financial statements of Springfield. As described in the Introduction, these unaudited pro forma condensed consolidated financial statements present the impact of the acquisition of Springfield on the Partnership’s results of operations and financial position. The contribution of Springfield to the Partnership was recorded at Anadarko’s historical cost as this transaction is considered a reorganization of entities under common control.

2.  PRO FORMA ADJUSTMENTS

The following adjustments for the Partnership have been prepared as if the acquisition of Springfield (i) occurred on January 1, 2013, in the case of the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013, and (ii) on December 31, 2015, in the case of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015:

(a)	The elimination of historical revenue and cost of product between Springfield and other WES companies for consolidation purposes;

(b)
The elimination of historical current and deferred income taxes, as the Partnership is generally not subject to federal and state income taxes, other than Texas margin tax. Texas margin taxes that continue to be borne by the Partnership on the portion of the Partnership’s pro forma income that is allocable to Texas have not been eliminated;

(c)
The inclusion of interest expense on the Partnership’s $247.5 million of borrowings under the RCF used to fund a portion of the acquisition of Springfield. The interest rate on the RCF used for purposes of calculating interest expense in the unaudited pro forma condensed consolidated statements of operations was 1.54%, 1.46% and 1.66% at December 31, 2015, 2014 and 2013, respectively. A 1/8% variance in this rate would result in an adjustment to income (loss) before income taxes of $0.3 million for each of the years ended December 31, 2015, 2014 and 2013;

(d)	The receipt of $247.5 million of borrowings under the RCF; and

(e)
The acquisition of Springfield by the Partnership, consisting of the cash payment of $712.5 million (representing (i) $440.0 million in net proceeds from the issuance of 14,030,611 Series A Preferred units to private investors, (ii) $25.0 million in proceeds from the issuance of 835,841 common units to WGP and (iii) $247.5 million borrowed under the RCF) and the issuance of 1,253,761 common units to Anadarko. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital for the common unitholders and the general partner.

In April 2016, the Partnership issued additional Series A Preferred units pursuant to the full exercise of an option granted in connection with the initial issuance, the proceeds from which were used to repay a portion of the outstanding borrowings under the RCF. This additional issuance is not reflected as a pro forma adjustment as it is not directly attributable to the Partnership’s acquisition of Springfield.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

3.  PRO FORMA NET INCOME (LOSS) PER UNIT

The Partnership applies the two-class method in determining net income (loss) per unit applicable to master limited partnerships having multiple classes of securities including common units, Class C units, general partner units and incentive distribution rights (“IDRs”). The two-class method is an earnings allocation formula that treats participating securities as having rights to earnings that otherwise would have been available to common unitholders. Under the two-class method, net income (loss) per unit is calculated as if all of the earnings for the period were distributed pursuant to the terms of the relevant contractual arrangement. The accounting guidance provides the methodology for and circumstances under which undistributed earnings are allocated to the general partner, limited partners and IDR holders. For the Partnership, earnings per unit is calculated based on the assumption that the Partnership distributes to its unitholders an amount of cash equal to the net income of the Partnership, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period.
Net income (loss) attributable to Western Gas Partners, LP earned on and subsequent to the date of the acquisition of the Partnership assets, net of distributions on the Series A Preferred units and amortization of the Series A Preferred unit beneficial conversion feature, is allocated to the general partner, the common unitholders and the Class C unitholder, in accordance with their respective weighted-average ownership percentages (exclusive of the Series A Preferred unit limited partnership interest) and, when applicable, giving effect to incentive distributions allocable to the general partner. The allocable limited partners’ interest in net income (loss) is also net of amortization of the beneficial conversion feature related to the Class C units and is allocated between the common and Class C unitholders by applying the provisions of the partnership agreement that govern actual cash distributions and capital account allocations, as if all earnings for the period had been distributed. Net income (loss) attributable to the Partnership assets acquired from Anadarko for periods prior to the Partnership’s acquisition of the Partnership assets is not allocated to the limited partners for purposes of calculating net income (loss) per common unit.
For purposes of calculating pro forma net income (loss) per unit, management assumed that (i) annual pro forma cash distributions were equal to annual pro forma earnings, (ii) distributions would have been paid on all outstanding units based on the historically declared per-unit amount for each quarterly period in 2015, 2014 and 2013, (iii) the issuance of 1,253,761 common units to Anadarko and 835,841 common units to WGP, all occurred on January 1, 2013, and (iv) the issuance of 14,030,611 Series A Preferred units occurred on January 1, 2013.
Pro forma basic net income (loss) per common unit is calculated by dividing the limited partners’ interest in pro forma net income (loss) attributable to common unitholders by the pro forma weighted-average number of common units outstanding during the period. The Series A Preferred units are not considered a participating security as they only have distribution rights up to the specified per-unit quarterly distribution and have no rights to the Partnership’s undistributed earnings. Because the Class C units participate in distributions with common units according to a predetermined formula, they are considered a participating security and are included in the computation of earnings per unit pursuant to the two-class method. The Class C unit participation right results in a non-contingent transfer of value each time the Partnership declares a distribution. Pro forma diluted net income (loss) per common unit is calculated by dividing the sum of (i) the limited partners’ interest in pro forma net income (loss) attributable to common units adjusted for distributions on the Series A Preferred units and a reallocation of the limited partners’ interest in pro forma net income (loss) assuming conversion of the Series A Preferred units into common units, and (ii) the limited partners’ interest in pro forma net income (loss) allocable to the Class C units as a participating security, by the sum of the pro forma weighted-average number of common units outstanding plus the dilutive effect of (i) the pro forma weighted-average number of outstanding Class C units and (ii) the pro forma weighted-average number of common units outstanding assuming conversion of the Series A Preferred units.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

3.  PRO FORMA NET INCOME (LOSS) PER UNIT (CONTINUED)

Upon closing the acquisition of Springfield, WGP, through its ownership of the general partner, held 2,583,068 general partner units, representing a 1.6% general partner interest in the Partnership, 100% of the Partnership’s IDRs and 50,132,046 common units, representing a 31.5% limited partner interest in the Partnership. Other subsidiaries of Anadarko held 2,011,380 common units and 11,735,446 Class C units, representing an aggregate 8.7% limited partner interest in the Partnership. The public held 78,523,141 common units of the Partnership upon closing of the acquisition of Springfield, representing a 49.4% limited partner interest in the Partnership and private investors held 14,030,611 Series A Preferred units, representing an 8.8% limited partner interest in the Partnership.
The following table sets forth the adjustments as described above in arriving at pro forma common and Class C limited partners’ interest in net income (loss) for the periods presented:

	Year Ended December 31,
thousands	2015	2014	2013
Numerator – basic and diluted:
Historical common and Class C limited partners’ interest in net income (loss)	$(256,276)	$256,509	$200,866
Pro forma distributions on common units issued in connection with the acquisition of Springfield	6,373	5,537	4,764
Pro forma Series A Preferred units interest in net income (loss)	38,164	49,173	48,899
Pro forma reallocation of limited partners’ interest in net income (loss)	29,743	(26,028)	(103,973)
Pro forma common and Class C limited partners’ interest in net income (loss)	$(181,996)	$285,191	$150,556

Denominator:
Historical weighted average units outstanding – basic and diluted	128,345	119,822	109,872
Common units issued in connection with the acquisition of Springfield	2,090	2,090	2,090
Pro forma weighted average units outstanding – basic and diluted	130,435	121,912	111,962
Excluded due to anti-dilutive effect:
Class C units	11,114	1,106	—
Series A Preferred units assuming conversion to common units	14,031	14,031	14,031